                                                                 EXHIBIT (d)(18)

NEITHER THE OPTION GRANTED PURSUANT TO THIS AGREEMENT (OR THE SHARES OF STOCK ISSUABLE UPON EXERCISE OF SUCH OPTION) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER SUCH OPTION OR SHARES MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

                                                   Option Agreement to subscribe

Dated: June 30, 1999                                        for 1,000,000 Shares

                     THE EDISON PROJECT INC. B STOCK OPTION

                  THIS CERTIFIES that, for value received, WSI Inc. ("Holder") is entitled to subscribe for and purchase from The Edison Project Inc., a Delaware corporation (the "Company"), at a price of $20.00 per share (the "Exercise Price"), the number of shares of the Company's Series A Common Stock first shown above (as adjusted pursuant to the provisions hereof, the "Option Shares"). This option (the "Option") amends and restates the option granted on December 30, 1997, which option (i) was issued in conjunction with the Subscription Agreement, dated as of December 30, 1997, by and among the Company, J.P. Morgan Investment Corporation, Sixty Wall Street SBIC Fund, L.P., Investor Investments AB and certain Other Investors (as defined therein) and (ii) replaced and superceded the option originally contained in the Management Agreement dated as of March 14, 1995 between The Edison Project L.P. and Holder, as amended as of March 1, 1997. The Option is subject to the following provisions, terms and conditions:

                  1.       Vesting; Term; Exercise.

                  (a) The rights of Holder to exercise the Option are vested as of the date hereof with respect to 900,000 of the Option Shares and vested on the following schedule: (i) 500,000 of such Option Shares were vested on March 14, 1995, (ii) 100,000 of such Option Shares were vested on June 30, 1996, (iii) 100,000 of such Option Shares were vested on June 30, 1997; (iv) 100,000 of the Option Shares were vested on June 30, 1998; and (iii) 100,000 of the Option Shares vested on the date hereof. The rights of Holder to exercise the Option with respect to the remaining 100,000 Option Shares shall vest on June 30, 2000.

                  (b) The rights of Holder to exercise this Option shall expire on March 14, 2005.

                  (c) Holder may exercise this Option, in whole or in part from time to time (but not as to a fractional share of the Series A Common Stock) at any time by (i) giving written notice to the Company in the form attached hereto and (ii) transferring to the account designated by the Company immediately available funds in an amount equal to aggregate Exercise Price of the Option Shares in respect of which this Option is then being exercised along with any amounts required to be withheld by the Company and remitted to any taxing authority by reason of the exercise of the Option in respect of such Option Shares.

                  (d) Upon the exercise of any portion of the Option, the books and records of the Company shall be appropriately amended to reflect Holder's acquisition of the Option Shares then purchased, and certificates representing such Option Shares shall be delivered to Holder (or its designee(s)) as promptly as practicable after such date.

                  2. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that (a) all Option Shares will, upon issuance, be validly issued, fully paid, nonassessable, (b) at all times during the period during which the Option may be exercised, the Company shall have authorized and reserved for the purpose of issue upon the exercise of the Option, a sufficient number of shares of Series A Common Stock, free from any pre-emptive rights, to provide for the exercise of the Option in full, (c) the Company shall take all action necessary to assure that such shares of Series A Common Stock may be so issued without violation of any applicable law or regulation, or any requirements of any securities exchange upon which the Series A Common Stock may be listed, provided, however, that the Company shall not be required to register the sale of any shares of Series A Common Stock with the United States Securities and Exchange Commission (the "SEC") except as specifically provided herein.

                  3.       Adjustment to the Number of Option Shares.

                  (a) Upon any capital transaction, business combination, or reorganization (a "Reorganization") of the Company or the Company's business, the number of Option Shares which may be purchased hereunder and the Exercise Price per share shall be adjusted so that Holder shall thereafter be entitled to receive, upon the exercise of the Option, the number of shares or other equity interest or entitlement that Holder would have been entitled to receive upon the occurrence of such event had Holder exercised the Option immediately prior to the occurrence of such event, with the number of Option Shares and the Exercise Price per share as so revised to be subject to (i) adjustment appropriately to reflect stock splits, stock dividends, combinations and sales of all or substantially all the assets of the Company and (ii) dilution in the same manner as the Series A Common Stock outstanding immediately following such event.

                  (b) The Company may redeem this Option or any portion thereof in connection with a financing transaction or capital restructuring pursuant to which the Company is redeeming options or equity issued under the Company's Management Option Plan, as in effect from time to time, provided, that, the Company shall redeem the Option or any portion thereof on the same relative terms as the Company redeems such management options.

                  (c) Upon any adjustment required by this Section 3, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to Holder at the address shown on the books of the Company, which notice shall state the increase or decrease, if any, in the number of Option

Shares issuable upon the exercise of the Option, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  (d) If at any time: (i) the Company shall declare any dividend of cash, stock or property upon or make any other distribution in respect of the Series A Common Stock, (ii) the Company shall offer for subscription pro rata to the holders of Series A Common Stock any additional shares of stock of any class or other securities or rights, (iii) there shall be any Reorganization, or (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company (collectively, "Dissolution"), then the Company shall give, by first class mail, postage prepaid, addressed to the Holder at the address shown on the books of the Company (A) at least 20 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such Reorganization or Dissolution, and (B) in the case of any such Reorganization or Dissolution, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Series A Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Series A Common Stock shall be entitled to exchange their Series A Common Stock for securities or other property deliverable upon such Reorganization or Dissolution, as the case may be.

                  (d) If any event occurs as to which, in the good faith opinion of the Board of Directors, the other provisions of this paragraph 3 are not strictly applicable, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with the essential intent and principles of this paragraph 3, so as to protect such purchase rights, but in no event shall any such adjustment have the effect of increasing the Exercise Price.

                  4. Registration. Any registration rights which accrue to Holder (or its permitted assignee(s)) with respect to any equity interests in the Company (or its successor) shall apply to any equity obtained by Holder (or its permitted assignee(s)) upon the exercise in whole or in part of this Option.

                  5. Closing of Books. The Company will at no time close its transfer books against the transfer of the Option or any Option Shares issued or issuable upon the exercise of the Option in any manner that interferes with the timely exercise of the Option, unless the Company is advised by its counsel that such closing is required by applicable law or the rules of any exchange upon which such shares of Series A Common Stock are listed, and then only for so long as required by such law or rules.

                  6. Mutilated or Missing Option Agreements. If this Option Agreement is mutilated when surrendered to the Company, or the Company receives evidence to its reasonable satisfaction of the destruction, loss or theft of this Option Agreement, the Company shall issue, without charge, a replacement Option Agreement. If requested by the Company, Holder shall supply an indemnity on customary terms to protect the Company from any loss that it may suffer upon the replacement of this Option Agreement.

                  7. No Voting Rights. This Option Agreement shall not entitle Holder, as long as the Option is not exercised, to any voting rights or other rights as a stockholder of the Company.

                  8. Parties in Interest; Assignability. Neither Holder or the Company may assign its rights or obligations under this Option, provided, however that the rights and obligations of the Company may be assigned, upon notice to Holder, to any entity to which the Company's business is transferred and further provided, however, that the rights and obligations of the Company under this Option Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and their affiliates, including any transferee of all or substantially all of the business or assets of the Company and further provided, that, Holder may (a) at any time grant to any third party a security interest in all or any part of the Option or transfer the Option to an Affiliate (as defined in the Company's Shareholders' Agreement dated December 30, 1997, as amended from time to time) and (b) by written notice to the Company in the form attached hereto, sell, assign, transfer or otherwise dispose of any vested portion of the Option at any time following the fourth anniversary of the vesting of the portion of the Option to be sold, assigned, transferred or otherwise disposed of.

                  9. Governing Law. This Option Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws provisions thereof.

                  IN WITNESS WHEREOF, each of the Company and Holder has duly executed and delivered this Option Agreement as of the date first set forth above.

                                           THE EDISON PROJECT INC.

                                           By: /s/ Benno C. Schmidt, Jr.
                                               -------------------------
                                               Name: Benno C. Schmidt, Jr.
                                               Title: Chairman

                                           WSI INC.

                                           By: /s/ H. Christopher Whittle
                                               --------------------------
                                               Name: H. Christopher Whittle
                                               Title: President

                           FORM OF NOTICE OF EXERCISE

                           ____________________, 199__

To:               THE EDISON PROJECT INC.

                  The undersigned, pursuant to the provisions set forth in the Option Agreement between the Company and the undersigned dated ________________, hereby subscribes for and agrees to purchase _____ shares of the Series A Common Stock covered by such Option Agreement, and makes payment herewith in full therefor at the price per share provided by such Option Agreement.

Dated: _______________, ______

Name of Holder: ____________________

By: ________________________________
    Name:
    Title:

Address:

                               FORM OF ASSIGNMENT

                  FOR VALUE RECEIVED the undersigned, _________________ hereby sells, assigns and transfers all of the rights of the undersigned under the Option Agreement between The Edison Project Inc. and the undersigned dated __________________, with respect to the number of shares of the Series A Common Stock covered thereby set forth herein below unto:

Name of Assignee           Address          Number of Shares
----------------           -------          ----------------

Dated: _______________, ______

Name of Holder: ____________________

By: ________________________________
    Name:
    Title:

Address: ___________________________
         ___________________________